Exhibit 23.2

CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

We hereby consent to (1) the inclusion in or incorporation by reference into the Registration Statement on Form S-4 (including any amendments or supplements thereto, related appendices, and financial statements) of Memorial Production Partners LP, or the Registration Statement, of: (a) our report, dated October 1, 2013, with respect to estimates of reserves and future net revenues to the interests of Memorial Production Partners LP and its subsidiaries, as of December 31, 2012; (b) our report, dated March 15, 2013, with respect to estimates of reserves and future net revenues to the interest of WHT Energy Partners LLC, as of December 31, 2012; (c) our report, dated September 13, 2013, with respect to estimates of reserves and future net revenues to the interest of Boaz Energy, LLC, as of April 30, 2013; (d) our report, dated September 13, 2013, with respect to estimates of reserves and future net revenues to the interest of Crown Energy Partners, LLC, as of April 30, 2013; and (e) our report, dated September 16, 2013, with respect to estimates of reserves and future net revenues to the interest of Black Diamond Minerals, LLC, as of April 30, 2013; and (2) all references to our firm or such reports included in or incorporated by reference into the Registration Statement.

NETHERLAND, SEWELL & ASSOCIATES, INC.

By:	/s/ G. Lance Binder
G. Lance Binder, P.E. Executive Vice President

Dallas, Texas

November 22, 2013

Please be advised that the digital document you are viewing is provided by Netherland, Sewell & Associates, Inc. (NSAI) as a convenience to our clients. The digital document is intended to be substantively the same as the original signed document maintained by NSAI. The digital document is subject to the parameters, limitations, and conditions stated in the original document. In the event of any differences between the digital document and the original document, the original document shall control and supersede the digital document.